Exhibit 99.1

INVESTOR CONTACT Mike DiLoreti mike.diloreti@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports First Quarter 2024 Financial Results

•First quarter public cloud ARR of $525 million, an increase of 35% as reported and 36% in constant currency from the prior year period(1)
•Cloud net expansion rate of 123%
•GAAP diluted EPS was $0.20 versus $0.39 per share
•Non-GAAP diluted EPS was $0.57 versus $0.61 per share(2)
•First quarter share repurchases of $124 million

SAN DIEGO – May 6, 2024 -- Teradata (NYSE: TDC) today announced its first quarter 2024 financial results.

"Teradata grew public cloud ARR 36% year over year in constant currency. Teradata’s technology is fundamental to driving complex analytics at scale, and is differentiated today as businesses everywhere are exploring how to leverage AI to be more productive and innovative,” said Steve McMillan, President and CEO, Teradata. “We are focused on, and confident in, our ability to improve execution across the business, and we are moving forward with urgency and discipline to achieve our long-term profitable growth targets.”

“While quarter-over-quarter cloud ARR growth was slightly below expectations, we are pleased with our sustained strong cloud net expansion rate of 123%,” said Claire Bramley, Chief Financial Officer, Teradata. “We are dedicated to improving our overall growth trajectory and will continue to invest in areas to support our long-term objectives. We are also highly focused on delivering profitability, growing free cash flow, and maintaining on-going value to shareholders.

First Quarter 2024 Financial Highlights Compared to First Quarter 2023

•Public cloud ARR increased to $525 million from $388 million, an increase of 35% as reported and 36% in constant currency(1)
•Total ARR decreased to $1.480 billion from $1.506 billion, a decrease of 2% as reported and 1% in constant currency(1)
•Recurring revenue was $388 million versus $389 million, flat as reported and 1% increase in constant currency(1)
•Total revenue was $465 million versus $476 million, a decrease of 2% as reported and 1% in constant currency(1)
•Recurring revenue was 83% of total revenue, versus 82%
•GAAP gross margin was 61.1% versus 63.4%
•Non-GAAP gross margin was 62.2% versus 64.3%(2)

•GAAP operating income was $48 million versus $79 million
•Non-GAAP operating income was $89 million versus $108 million(2)
•GAAP diluted EPS was $0.20 versus $0.39 per share
•Non-GAAP diluted EPS was $0.57 versus $0.61 per share(2)
•Cash flow from operations was $27 million compared to $109 million
•Free cash flow was $21 million compared to $105 million(3)

Outlook
For the second quarter of 2024:
•GAAP diluted EPS is expected to be in the range of $0.17 to $0.21 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.46 to $0.50 per share(2)

For the full-year 2024, Teradata updates the following range:
•GAAP diluted EPS is expected to be in the range of $1.00 to $1.16 per share

For the full-year 2024, Teradata retains the following ranges:
•Total ARR growth of 4% to 8% year-over-year, in constant currency(4)
•Recurring revenue growth of 1% to 3% year-over-year, in constant currency(4)
•Total revenue growth of 0% to 2% year-over-year, in constant currency(4)
•Public cloud ARR growth of 35% to 41% year-over-year, in constant currency(4)
•Cash flow from operations of $360 million to $400 million
•Free cash flow of $340 million to $380 million(3)
•Non-GAAP diluted EPS is expected to be in the range of $2.15 to $2.31 per share(2)

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s first quarter 2024 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended March 31
	2024	2023	% Change as Reported	% Change in CC
Recurring revenue	$388	$389	—%	1%
Perpetual software licenses, hardware and other	8	13	(38)%	(40)%
Consulting services	69	74	(7)%	(2)%
Total revenue	$465	$476	(2)%	(1)%

Americas	$277	$292	(5)%	(3)%
EMEA	125	117	7%	6%
APJ	63	67	(6)%	—%
Total revenue	$465	$476	(2)%	(1)%

	As of March 31
	2024	2023	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,480	$1,506	(2)%	(1)%
Public cloud ARR**	$525	$388	35%	36%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Annual recurring revenue ("ARR") is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. Total ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months
(in millions, except per share data)	ended March 31
Gross Profit:	2024	2023	% Chg.
GAAP Gross Profit	$284	$302	(6)%
% of Revenue	61.1%	63.4%

Excluding:
Stock-based compensation expense	4	4
Reorganization and transformation cost	1	—
Non-GAAP Gross Profit	$289	$306	(6)%
% of Revenue	62.2%	64.3%

Operating Income
GAAP Operating Income	$48	$79	(39)%
% of Revenue	10.3%	16.6%

Excluding:
Stock-based compensation expense	34	28
Reorganization and transformation cost	7	1
Non-GAAP Operating Income	$89	$108	(18)%
% of Revenue	19.1%	22.7%

Net Income
GAAP Net Income	$20	$40	(50)%
% of Revenue	4.3%	8.4%

Excluding:
Stock-based compensation expense	34	28
Reorganization and transformation cost	7	1
Argentina Blue Chip Swap	2
Income tax adjustments (i)	(6)	(6)
Non-GAAP Net Income	$57	$63	(10)%
% of Revenue	12.3%	13.2%

	For the Three Months
	ended March 31		2024 Outlook
Earnings Per Share:	2024	2023	Q2	FY
GAAP Earnings Per Share	$0.20	$0.39	$0.17 - $0.21	$1.00 - $1.16
Excluding:
Stock-based compensation expense	0.34	0.27	0.33	1.32
Reorganization and transformation cost	0.07	0.01	0.02	0.15
Argentina Blue Chip Swap	0.02	—	—	0.02
Income tax adjustments(i)	(0.06)	(0.06)	(0.06)	(0.34)
Non-GAAP Diluted Earnings Per Share	$0.57	$0.61	$0.46 - $0.50	$2.15 - $2.31

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended March 31, 2024 was 24.0% and March 31, 2023 was 27.6%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less capital expenditures for property and equipment and additions to capitalized software. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months
(in millions)	ended March 31		Outlook
	2024	2023	2024
Cash provided by operating activities (GAAP)	$27	$109	$360 to $400
Less total capital expenditures	(6)	(4)	(~20)
Free Cash Flow (non-GAAP measure)	$21	$105	$340 to $380

4.We are providing an outlook for the 2024 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2024 second quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform for AI. By delivering harmonized data and trusted AI, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most. See how at Teradata.com

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2024	2023	% Chg
Revenue
Recurring	$388	$389	—%
Perpetual software licenses, hardware and other	8	13	(38)%
Consulting services	69	74	(7)%
Total revenue	465	476	(2)%
Gross profit
Recurring	276	291
% of Revenue	71.1%	74.8%
Perpetual software licenses, hardware and other	—	2
% of Revenue	—%	15.4%
Consulting services	8	9
% of Revenue	11.6%	12.2%
Total gross profit	284	302
% of Revenue	61.1%	63.4%

Selling, general and administrative expenses	161	153
Research and development expenses	75	70
Income from operations	48	79
% of Revenue	10.3%	16.6%

Other expense, net	(16)	(21)

Income before income taxes	32	58
% of Revenue	6.9%	12.2%

Income tax expense	12	18
% Tax rate	37.5%	31.0%

Net income	$20	$40
% of Revenue	4.3%	8.4%

Net income per common share
Basic	$0.21	$0.39
Diluted	$0.20	$0.39

Weighted average common shares outstanding
Basic	97.4	101.4
Diluted	100.1	103.8

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Current assets
Cash and cash equivalents	$337	$486	$551
Accounts receivable, net	311	286	341
Inventories	16	13	7
Other current assets	105	84	107
Total current assets	769	869	1,006
Property and equipment, net	227	239	252
Right of use assets- operating lease, net	7	9	11
Goodwill	396	398	391
Capitalized contract costs, net	59	68	84
Deferred income taxes	204	221	204
Other assets	83	69	38
Total assets	$1,745	$1,873	$1,986

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$19	$—
Current portion of finance lease liability	64	66	70
Current portion of operating lease liability	5	6	8
Accounts payable	119	100	92
Payroll and benefits liabilities	92	130	95
Deferred revenue	573	570	634
Other current liabilities	105	105	100
Total current liabilities	983	996	999
Long-term debt	474	480	498
Finance lease liability	57	63	62
Operating lease liability	4	6	8
Pension and other postemployment plan liabilities	94	102	96
Long-term deferred revenue	13	22	4
Deferred tax liabilities	8	8	7
Other liabilities	58	61	82
Total liabilities	1,691	1,738	1,756
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,103	2,074	1,962
Accumulated deficit	(1,918)	(1,811)	(1,613)
Accumulated other comprehensive loss	(132)	(129)	(120)
Total stockholders' equity	54	135	230
Total liabilities and stockholders' equity	$1,745	$1,873	$1,986

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2024	2023
Operating activities
Net income	$20	$40
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	27	28
Stock-based compensation expense	34	28
Deferred income taxes	12	7
Loss on Blue Chip Swap	2	—
Changes in assets and liabilities:
Receivables	(25)	23
Inventories	(3)	1
Current payables and accrued expenses	(30)	(41)
Deferred revenue	(6)	41
Other assets and liabilities	(4)	(18)
Net cash provided by operating activities	27	109
Investing activities
Expenditures for property and equipment	(6)	(4)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	(2)	—
Net cash used in investing activities	(8)	(4)
Financing activities
Repurchases of common stock	(124)	(84)
Payments of finance leases	(20)	(20)
Other financing activities, net	(6)	(7)
Net cash used in financing activities	(150)	(111)
Effect of exchange rate changes on cash and cash equivalents	(17)	(10)
Decrease in cash, cash equivalents and restricted cash	(148)	(16)
Cash, cash equivalents and restricted cash at beginning of period	486	571
Cash, cash equivalents and restricted cash at end of period	$338	$555

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$11	$30
Assets acquired by operating leases	$—	$1

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2024	2023	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$277	$292	(5)%	(3)%
EMEA	125	117	7%	6%
APJ	63	67	(6)%	0%
Total segment revenue	465	476	(2)%	(1)%

Segment gross profit
Americas	177	193
% of Revenue	63.9%	66.1%
EMEA	79	74
% of Revenue	63.2%	63.2%
APJ	33	39
% of Revenue	52.4%	58.2%
Total segment gross profit	289	306
% of Revenue	62.2%	64.3%

Reconciling items(1)	(5)	(4)
Total gross profit	$284	$302
% of Revenue	61.1%	63.4%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.